For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

For Immediate Release

PrivateBancorp Reports Earnings Per Share of $0.42 for Fourth Quarter 2006
and $1.76 for the twelve months ended December 31, 2006
Earnings per share are up 21 percent year over year

Chicago, IL, January 16, 2007--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings of $0.42 per diluted share for the fourth quarter 2006 compared to fourth quarter 2005 earnings per diluted share of $0.39, an increase of 8 percent. Net income for the fourth quarter 2006 was $9.1 million compared to fourth quarter 2005 net income of $8.2 million. For the twelve months ended December 31, 2006, net income was $37.9 million, or $1.76 per diluted share, compared to net income of $30.9 million, or $1.46 per diluted share, for the twelve months ended December 31, 2005, a 21 percent increase in diluted earnings per share between periods. The PrivateBank - Atlanta’s results of operations are included since the date of acquisition, December 13, 2006.

Fourth quarter 2006 earnings also include the impact of $853,000 in expenses related to the previously reported fraud loss discovered during the quarter, net of tax, which reduced earnings per share by $0.04.

“We were able to achieve 21 percent growth in net income year over year because organic core deposit and loan growth across our network of offices exceeded 25 percent while our credit quality remained excellent,” said Ralph B. Mandell, Chairman, President and CEO. “We accomplished this despite experiencing meaningful margin compression that began in the third quarter and continued through the remainder of the year, during which time, as expected, we also saw an increase in our occupancy and personnel expense as a result of our efforts to support our continued long-term growth. Looking forward, we will continue to concentrate on growing our franchise as we have in the past but with an intense focus on controlling expenses in order to mitigate the effects of the current yield curve environment.”

“During the quarter, we entered new markets in Atlanta, through acquisition, and Kansas City, through a de novo strategy, employing our proven formula of utilizing highly qualified, locally-based professionals who bring private banking and wealth management expertise, civic involvement and strong personal relationships to lead our efforts,” Mandell said.

The acquisition of Piedmont Bancshares closed on December 13, 2006, with total consideration paid of $47.0 million, consisting of the payment of approximately $22.3 million in cash and the issuance of approximately 611,000 shares of PrivateBancorp, Inc. common stock. The acquisition of Piedmont Bancshares had a neutral effect on earnings per share for the quarter. Earlier in the fourth quarter, a loan production office was opened in Kansas City, as a first step toward establishing a de novo bank in that market. The Kansas City initiative resulted in $144,000 of incremental operating expense during the fourth quarter.

For the fourth quarter 2006, net interest income totaled $29.8 million compared to fourth quarter 2005 net interest income of $27.7 million, primarily due to the growth in volume of earning assets more than offsetting a decrease in net interest margin. Net interest margin (on a tax equivalent basis) was 3.25 percent in the fourth quarter 2006, down from 3.55 percent in the prior year fourth quarter and 3.47 percent in the third quarter 2006. During the fourth quarter 2006, the yield on average interest earning assets decreased by 10 basis points from the third quarter 2006 while total cost of funds increased by 11 basis points.

Key factors in determining the level of provisions is our historical and anticipated charge-off rates and an analysis of credit ratings on the loans in our portfolio. The decrease in the provision from $1.7 million in the prior year fourth quarter and $1.5 million in the third quarter 2006 to $707,000 in the fourth quarter 2006 reflects the continuing trend of very low charge-offs and a stable to decreasing trend in the dollar amount of loans that have higher than normal credit risk. Net charge-offs to average total loans was 0.01 percent for the fourth quarter 2006 compared to 0.04 percent for the third quarter 2006 and 0.03 percent for the fourth quarter 2005. At December 31, 2006, nonperforming loans as a percentage of total loans continued to be at a very low level at 0.25 percent, compared to 0.04 percent at December 31, 2005, and 0.06 percent at September 30, 2006, factors also considered in establishing our allowance for loan losses. The allowance for loan losses as a percentage of total loans was 1.09 percent as of December 31, 2006, down from 1.11 percent at September 30, 2006 and from 1.13 percent at December 31, 2005.

Fourth quarter 2006 non interest income was $5.6 million, a 12 percent increase over fourth quarter 2005 non interest income of $5.0 million driven primarily by a 30 percent increase in wealth management fee income. Non interest income decreased 6 percent from third quarter 2006 non interest income of $5.9 million, due primarily to the inclusion of $308,000 of net securities gains in the third quarter 2006, compared to $1,000 of securities losses in the fourth quarter 2006. Wealth management fee income increased to $3.6 million for the fourth quarter 2006, up from $2.8 million in the fourth quarter 2005 and $3.5 million in the third quarter 2006. Wealth management assets under management increased 19 percent to $2.9 billion at December 31, 2006 compared to $2.4 billion at December 31, 2005 and $2.8 billion at September 30, 2006. Mortgage banking income increased slightly to $807,000 for the fourth quarter 2006 compared to $784,000 for the fourth quarter 2005, and $804,000 during the third quarter 2006.

Non interest expense increased to $22.6 million in the fourth quarter 2006 from $18.8 million in the prior year quarter and $20.0 million in the third quarter 2006, reflecting $853,000 in expenses attributable to the fraud loss discovered during the quarter as well as increases in personnel, occupancy expense, professional fees, and wealth management fees. The efficiency ratio was 61.9 percent in the fourth quarter 2006 compared to 55.7 percent in the prior year quarter and 53.9 percent in the third quarter 2006.

The Company continues to add experienced managing directors to support continued growth. Full-time equivalent employees at December 31, 2006 increased to 471 from 386 at December 31, 2005 and from 421 at September 30, 2006. At December 31, 2006, the Company had 148 managing directors compared to 114 at December 31, 2005 and 129 managing directors at September 30, 2006. The Kansas City and Atlanta offices added 15 managing directors to the Company during the quarter.

Total assets were $4.3 billion at December 31, 2006, an increase of 22 percent from $3.5 billion at December 31, 2005, and an increase of 10 percent from $3.9 billion at September 30, 2006. At December 31, 2006, total loans were $3.5 billion, an increase of 34 percent from $2.6 billion at December 31, 2005 and up 12 percent from $3.1 billion at September 30, 2006. The Company has benefited from strong organic loan growth during 2006. Excluding loans of The PrivateBank - Atlanta at acquisition date, loans grew by 26 percent year over year and 5 percent from the third quarter 2006. The PrivateBank- Atlanta contributed $200.5 million in loans to the consolidated total at December 31, 2006.

Investment securities were $496.8 million at December 31, 2006, up from $458.9 million at September 30, 2006 and down from $695.2 million at December 31, 2005. The decrease in the investment portfolio from the prior year-end was due primarily to the redemption of Federal Home Loan Bank of Chicago (“FHLB (Chicago)”) stock held by the Company in conjunction with its May 2006 withdrawal of membership from the FHLB (Chicago).

Total deposits were $3.6 billion at December 31, 2006, up 26 percent from $2.8 billion at December 31, 2005 and up 10 percent from $3.2 billion at September 30, 2006. Core deposits, defined as total deposits less brokered deposits, increased 32 percent to $3.0 billion compared to $2.2 billion at December 31, 2005, and were up 18 percent, from $2.5 billion at September 30, 2006. Excluding deposits of The PrivateBank- Atlanta at acquisition date, core deposits grew by 25 percent year over year and 11 percent during the quarter. The PrivateBank - Atlanta had $177.7 million in core deposits at December 31, 2006. Brokered deposits were $589.3 million at December 31, 2006, up $2.7 million from $586.6 million at December 31, 2005 and down $131.4 million, or 18 percent, from $720.7 million at September 30, 2006. Brokered deposits were 17 percent of total deposits at December 31, 2006 compared to 21 percent at December 31, 2005 and 22 percent at September 30, 2006. Funds borrowed, which include federal funds purchased, FHLB advances and borrowings under our credit facility, decreased $7.2 million, or 2 percent, to $289.7 million at December 31, 2006 from $297.0 million at December 31, 2005, and increased 23 percent from $235.9 million at September 30, 2006.

PrivateBancorp, Inc. was organized in 1989 to provide distinctive, highly personalized premium financial services primarily to privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors for their personal and professional interests. The Company uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Through a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s personal and commercial banking and wealth management needs. The Company, which had assets of $4.3 billion as of December 31, 2006, has 17 offices located in the Atlanta, Chicago, Detroit, Milwaukee, St. Louis, and Kansas City, metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas, the effect of continued margin pressure on our earnings, deterioration in asset quality due to an economic downturn in the greater Chicago, Detroit, Milwaukee, St. Louis, Kansas City or Atlanta metropolitan areas, developments pertaining to the previously-announced employee fraud, the dollar amount of recovery, if any, on any insurance bond claim relating to the employee fraud, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, slower than anticipated growth of the Company’s business or unanticipated business declines, unforeseen difficulties in the integration of The PrivateBank - Atlanta or higher than expected operational costs, failure to get regulatory approval for a de novo federal savings bank in Kansas City, competition, failure to improve operating efficiencies through expense controls, and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Consolidated Balance Sheets
(dollars in thousands except per share data)

	12/31/06	12/31/05
	unaudited
Assets
Cash and due from banks	$48,549	$47,736
Short-term investments	41,145	14,133
Investment securities: available-for-sale	496,782	695,151
Loans held for sale	14,515	5,269

Loans	3,499,989	2,608,067
Allowance for loan losses	(38,069)	(29,388)
Net loans	3,461,920	2,578,679

Premises and equipment, net	21,413	11,754
Goodwill	93,043	63,176
Other assets	104,675	81,410
Total Assets	$4,282,042	$3,497,308

Liabilities
Non-interest bearing deposits	$300,689	$252,625
Interest bearing deposits	3,250,324	2,570,757
Total deposits	3,551,013	2,823,382

Funds borrowed	289,733	296,980
Long-term debt - trust preferred securities	98,000	98,000
Other liabilities	45,204	40,317
Total Liabilities	3,983,950	3,258,679

Stockholders' Equity
Common stock and additional paid-in-capital	175,405	142,649
Treasury stock	(5,202)	(2,728)
Retained earnings	122,018	91,274
Accumulated other comprehensive income	5,871	7,434
Total Stockholders' Equity	298,092	238,629

Total Liabilities and
Stockholders' Equity	$4,282,042	$3,497,308

Book Value Per Share	$13.88	$11.64

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Consolidated Statements of Income
(dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	unaudited		unaudited
Interest Income
Interest and fees on loans	$64,418	$45,244	$228,816	$139,613
Interest on investment securities	5,227	8,585	27,583	36,319
Interest on short-term investments	320	207	722	500
Total Interest Income	69,965	54,036	257,121	176,432

Interest Expense
Interest on deposits	35,774	21,000	122,411	62,649
Interest on borrowings	2,840	3,756	11,093	13,367
Interest on long-term debt - trust preferred securities	1,554	1,563	6,143	4,016
Total Interest Expense	40,168	26,319	139,647	80,032

Net Interest Income	29,797	27,717	117,474	96,400
Provision for loan losses	707	1,690	6,836	6,538
Net Interest Income After Provision	29,090	26,027	110,638	89,862

Non Interest Income
Wealth management income	3,615	2,771	13,855	9,945
Mortgage banking income	807	784	3,339	3,886
Other income	1,172	1,361	6,278	4,276
Net securities gains (losses)	(1)	(192)	(374)	499
Gains (losses) on interest rate swap	-	252	64	404
Total Non Interest Income	5,593	4,976	23,162	19,010

Non Interest Expense
Salaries and benefits	12,205	10,677	43,930	36,311
Occupancy expense	2,733	2,012	9,755	7,517
Professional fees	1,976	1,284	6,813	4,551
Wealth management fees	686	326	2,665	1,079
Marketing	1,137	1,140	4,291	3,549
Data processing	999	820	3,316	2,832
Amortization of intangibles	169	156	628	411
Insurance	337	287	1,319	1,095
Other operating expenses	2,321	2,132	6,349	5,341
Total Non Interest Expense	22,563	18,834	79,066	62,686

Minority interest expense	82	76	330	307
Income Before Income Taxes	12,038	12,093	54,404	45,879
Income tax expense	2,986	3,851	16,558	14,965
Net Income	$9,052	$8,242	$37,846	$30,914

Weighted Average Shares Outstanding	20,882,759	20,427,363	20,629,731	20,202,415
Diluted Average Shares Outstanding	21,637,210	21,410,469	21,493,283	21,138,387

Earnings Per Share
Basic	$0.43	$0.40	$1.83	$1.53
Diluted	$0.42	$0.39	$1.76	$1.46

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	4Q06	3Q06	2Q06	1Q06	4Q05
Key Statistics
Net income	$9,052	$9,794	$10,013	$8,987	$8,242
Basic earnings per share	$0.43	$0.48	$0.48	$0.44	$0.40
Diluted earnings per share	$0.42	$0.46	$0.47	$0.42	$0.39

Return on average total assets	0.91%	1.04%	1.10%	1.03%	0.97%
Return on average total equity	13.57%	15.25%	16.45%	15.21%	14.44%
Dividend payout ratio	14.44%	12.96%	12.65%	14.06%	11.41%
Fee revenue as a percent of total revenue (1)	15.81%	15.79%	19.48%	15.32%	15.07%
Wealth management assets under management	2,902,205	2,780,121	2,686,255	2,716,599	2,436,766

Non-interest income to average assets	0.56%	0.63%	0.73%	0.57%	0.58%
Non-interest expense to average assets	2.27%	2.13%	2.08%	2.01%	2.20%
Net overhead ratio (2)	1.70%	1.50%	1.35%	1.44%	1.62%
Efficiency ratio (3)	61.9%	53.9%	50.3%	51.7%	55.7%

Net interest margin
Fed funds sold & other short-term investments	5.48%	6.40%	5.02%	4.81%	4.61%
Investment Securities (taxable)	4.51%	5.50%	5.75%	4.88%	5.02%
Investment Securities (non-taxable)	6.90%	6.88%	6.90%	6.91%	6.91%
Loans, net of unearned discount	7.78%	7.83%	7.64%	7.39%	7.14%
Yield on average earning assets	7.49%	7.59%	7.39%	7.00%	6.79%
Interest bearing deposits	4.65%	4.53%	4.21%	3.84%	3.45%
Funds borrowed	5.15%	5.20%	4.58%	4.24%	4.04%
Trust preferred securities	6.21%	6.21%	6.17%	6.14%	7.00%
Cost of average interest-bearing liabilities	4.73%	4.62%	4.29%	3.96%	3.64%
Net interest spread (4)	2.77%	2.97%	3.10%	3.04%	3.15%
Net interest margin (5)	3.25%	3.47%	3.55%	3.45%	3.55%

Tax equivalent adjustment to net interest income (6)	$1,058	$1,166	$1,173	$1,174	$1,143

(1)	Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2)	Non-interest expense less non-interest income divided by average total assets.
(3)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(6)
The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis

	4Q06	3Q06	2Q06	1Q06	4Q05
Net interest income	$29,797	$30,040	$29,862	$27,775	$27,717
Tax equivalent adjustment to net interest income	1,058	1,166	1,173	1,174	1,143
Net interest income, tax equivalent basis	$30,855	$31,206	$31,035	$28,949	$28,860

Note: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	4Q06		3Q06		2Q06		1Q06		4Q05
Balance Sheet Ratios
Loans to Deposits (period end)	98.56%		96.84%		94.57%		94.78%		92.37%

Average interest-earning assets to average interest-bearing liabilities	111.3		112.2		111.9		111.2		112.0

Per Share Data
Dividends	$0.060		$0.060		$0.060		$0.060		$0.045
Book value (period end)	$13.88		$12.87		$12.22		$11.86		$11.64
Tangible book value (period end) (1)	$9.20		$9.59		$8.92		$8.55		$8.46

Share Price Data (period end)
Closing Price	$41.63		$45.72		$41.41		$41.49		$35.57
Diluted earnings multiple (2)	24.98	x	25.05	x	21.97	x	24.36	x	22.99	x
Book value multiple	3.00	x	3.55	x	3.39	x	3.50	x	3.05	x

Common Stock Information
Outstanding shares at end of period	21,478,900		20,842,083		20,769,859		20,729,339		20,491,934

Number of shares used to compute:
Basic earnings per share	20,882,759		20,581,504		20,659,566		20,561,694		20,427,363
Diluted earnings per share	21,637,210		21,440,343		21,523,387		21,424,810		21,410,469

Capital Ratios (period end) (3):
Total equity to total assets	6.96%		6.92%		6.95%		6.70%		6.82%
Total risk-based capital ratio	10.34%		10.71%		10.66%		10.51%		10.65%
Tier-1 risk-based capital ratio	8.14%		8.65%		8.65%		8.57%		8.61%
Leverage ratio	7.56%		7.26%		7.44%		7.28%		7.18%

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.
Note: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands)

	4Q06	3Q06	2Q06	1Q06	4Q05
Summary Income Statement
Interest Income
Interest and fees on loans	$64,418	$60,361	$55,127	$48,910	$45,244
Interest on investment securities	5,227	6,320	7,734	8,302	8,585
Interest on short-term investments	320	116	199	87	207
Total Interest Income	69,965	66,797	63,060	57,299	54,036

Interest Expense	40,168	36,757	33,198	29,524	26,319

Net Interest Income	29,797	30,040	29,862	27,775	27,717
Provision for loan losses	707	1,494	2,382	2,253	1,690
Net Interest Income after Provision for Loan Losses	29,090	28,546	27,480	25,522	26,027

Non Interest Income
Wealth management income	3,615	3,477	3,603	3,160	2,771
Mortgage banking income	807	804	1,005	724	784
Other income	1,172	1,351	2,616	1,138	1,361
Net securities (losses) gains	(1)	1,212	(1,007)	(578)	(192)
Gains (losses) on interest rate swap	-	(904)	413	555	252
Total Non Interest Income	5,593	5,940	6,630	4,999	4,976

Non Interest Expense
Salaries and benefits	12,205	10,864	10,325	10,536	10,677
Occupancy expense	2,733	2,639	2,214	2,169	2,012
Professional fees	1,976	1,866	1,955	1,016	1,284
Wealth management fees	686	774	799	406	326
Marketing	1,137	1,159	1,083	913	1,140
Data processing	999	788	764	766	820
Insurance	337	349	323	310	287
Amortization of intangibles	169	152	153	154	156
Other operating expenses	2,321	1,420	1,318	1,288	2,132
Total Non Interest Expense	22,563	20,011	18,934	17,558	18,834

Minority interest expense	82	85	86	77	76
Income Before Income Taxes	12,038	14,390	15,090	12,886	12,093
Income tax expense	2,986	4,596	5,077	3,899	3,851
Net income	$9,052	$9,794	$10,013	$8,987	$8,242

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands)

	4Q06	3Q06	2Q06	1Q06	4Q05
Credit Quality
Key Ratios
Net charge-offs (recoveries) to average loans	0.01%	0.04%	0.05%	0.02%	0.03%
Total non-performing loans to total loans	0.25%	0.06%	0.10%	0.15%	0.04%
Total non-performing assets to total assets	0.23%	0.06%	0.09%	0.12%	0.04%
Nonaccrual loans to:
total loans	0.11%	0.02%	0.06%	0.12%	0.03%
total assets	0.09%	0.02%	0.05%	0.09%	0.02%
Allowance for loan losses to:
total loans	1.09%	1.11%	1.13%	1.13%	1.13%
non-performing loans	380%	1490%	1051%	693%	2201%
nonaccrual loans	1010%	5897%	1946%	976%	4434%

Non-performing assets:
Loans delinquent over 90 days	$5,137	$1,260	$1,262	$1,080	$280
Nonaccrual loans	3,770	588	1,721	3,228	663
OREO	1,101	480	203	235	393
Total non-performing assets	$10,008	$2,328	$3,186	$4,543	$1,336

Net loan charge-offs (recoveries):
Loans charged off	$86	$308	$466	$165	$188
(Recoveries)	(37)	(17)	(77)	(21)	(2)
Net charge-offs (recoveries)	$49	$291	$389	$144	$186

Provision for loan losses	$707	$1,494	$2,382	$2,253	$1,690

Allowance for Loan Losses Summary
Balance at beginning of period	$34,693	$33,490	$31,497	$29,388	$27,884
Provision	707	1,494	2,382	2,253	1,690
Net charge-offs (recoveries)	49	291	389	144	186
Addition of The PrivateBank - Atlanta allowance	2,718	-	-	-	-
Balance at end of period	$38,069	$34,693	$33,490	$31,497	$29,388

Net loan charge-offs (recoveries):
Commercial real estate	-	-	$250	-	-
Residential real estate	-	-	-	-	-
Commercial	$29	$298	$180	$121	-
Personal	$20	$(7)	$(41)	$23	$186
Home equity	-	-	-	-	-
Construction	-	-	-	-	-
Total net loan charge-offs (recoveries)	$49	$291	$389	$144	$186

Balance Sheets
(dollars in thousands)

	unaudited	unaudited	unaudited	unaudited	audited
	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05
Assets
Cash and due from banks	$48,549	$91,026	$46,625	$42,827	$47,736
Short-term investments	41,145	33,565	1,496	9,613	14,133
Investment securities: available-for-sale	496,782	458,869	499,801	682,355	695,151
Loans held for sale	14,515	7,719	6,443	9,747	5,269
Loans	3,499,989	3,136,634	2,956,026	2,786,075	2,608,067
Less: Allowance for loan losses	(38,069)	(34,693)	(33,490)	(31,497)	(29,388)
Net loans	3,461,920	3,101,941	2,922,536	2,754,578	2,578,679
Premises and equipment, net	21,413	19,825	17,902	15,146	11,754
Goodwill	93,043	63,176	63,176	63,176	63,176
Other assets	104,675	100,771	93,587	93,775	81,410
Total Assets	$4,282,042	$3,876,892	$3,651,566	$3,671,217	$3,497,308

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$300,689	$280,478	$273,003	$240,961	$252,625
Interest bearing demand deposits	152,323	115,531	127,445	142,734	132,787
Savings and money market deposits	1,575,080	1,327,932	1,277,067	1,243,501	1,272,353
Time deposits	1,522,921	1,514,881	1,448,259	1,312,306	1,165,617
Total deposits	3,551,013	3,238,822	3,125,774	2,939,502	2,823,382
Funds borrowed	289,733	235,858	133,163	351,523	296,980
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	98,000	98,000
Other liabilities	45,204	36,016	40,860	36,361	40,317
Total liabilities	3,983,950	3,608,696	3,397,797	3,425,386	3,258,679
Stockholders' equity	298,092	268,196	253,769	245,831	238,629
Total Liabilities and Stockholders' Equity	$4,282,042	$3,876,892	$3,651,566	$3,671,217	$3,497,308

Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05
Assets
Cash and due from banks	$53,608	$43,029	$37,582	$35,208	$36,703
Short-term investments	21,063	7,101	15,646	7,317	17,522
Investment securities: available-for-sale	464,005	494,626	579,223	696,323	702,351
Loans held for sale	10,891	6,875	7,375	7,655	7,541
Loans	3,259,405	3,037,863	2,869,754	2,660,074	2,499,060
Less: Allowance for loan losses	(36,175)	(34,335)	(32,517)	(30,018)	(28,475)
Net loans	3,223,230	3,003,528	2,837,237	2,630,056	2,470,585
Premises and equipment, net	20,594	19,137	17,148	14,417	10,649
Goodwill	69,344	63,176	63,176	63,176	63,161
Other assets	86,519	89,168	85,581	88,125	82,430
Total Assets	$3,949,254	$3,726,640	$3,642,968	$3,542,277	$3,390,942

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$273,576	$271,287	$264,798	$240,119	$256,782
Interest bearing demand deposits	119,575	122,321	128,854	123,524	127,769
Savings and money market deposits	1,445,841	1,315,230	1,273,639	1,240,914	1,191,130
Time deposits	1,490,240	1,435,345	1,389,356	1,230,534	1,096,528
Total deposits	3,329,232	3,144,183	3,056,647	2,835,091	2,672,209
Funds borrowed	209,039	180,608	206,098	326,862	363,540
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	98,000	89,304
Other liabilities	48,350	49,034	38,033	42,728	39,314
Total liabilities	3,684,621	3,471,825	3,398,778	3,302,681	3,164,367
Stockholders' equity	264,633	254,815	244,190	239,596	226,575
Total Liabilities and Stockholders' Equity	$3,949,254	$3,726,640	$3,642,968	$3,542,277	$3,390,942

Average Year-To-Date Balance Sheets
(unaudited, dollars in thousands)

	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05
Assets
Cash and due from banks	$28,955	$38,598	$36,348	$35,208	$33,043
Short-term investments	10,626	6,593	11,505	7,317	14,730
Investment securities: available-for-sale	557,696	589,318	637,450	696,323	743,162
Loans held for sale	7,718	7,368	7,520	7,655	7,875
Loans	2,959,124	2,857,212	2,765,489	2,660,075	2,077,000
Less: Allowance for loan losses	(33,281)	(32,305)	(31,274)	(30,018)	(23,725)
Net loans	2,925,843	2,824,907	2,734,215	2,630,057	2,053,275
Premises and equipment, net	18,094	17,190	15,790	14,417	8,538
Goodwill	64,730	63,176	63,176	63,176	43,262
Other assets	87,633	83,975	81,747	88,124	71,616
Total Assets	$3,701,295	$3,631,125	$3,587,751	$3,542,277	$2,975,501

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$252,338	$259,094	$252,529	$240,119	$214,826
Interest bearing demand deposits	123,554	124,895	126,204	123,524	114,743
Savings and money market deposits	1,319,457	1,276,866	1,257,367	1,240,914	1,067,763
Time deposits	1,387,214	1,352,495	1,310,384	1,230,534	887,716
Total deposits	3,082,563	3,013,350	2,946,484	2,835,091	2,285,048
Funds borrowed	230,461	237,247	266,123	326,862	386,184
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	98,000	53,633
Other liabilities	44,376	40,741	36,410	42,728	34,833
Total liabilities	3,455,400	3,389,338	3,347,017	3,302,681	2,759,698
Stockholders' equity	245,895	241,787	240,734	239,596	215,803
Total Liabilities and Stockholders' Equity	$3,701,295	$3,631,125	$3,587,751	$3,542,277	$2,975,501